UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2011

(Exact name of registrant as specified in its charter)

Florida	000-33351	65-1147861
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

            1301 SE Port St. Lucie Boulevard, Florida                                                                                                                         34952
                                (Address of principal executive offices)                                                                                                                               (Zip Code)

Registrant’s telephone number, including area code: (772) 398-1388

                                                                                                                                                            N/A
        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 8, 2011, FPB Bancorp, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company’s common stock will be delisted from Nasdaq in accordance with Listing Rule 5550(a)(2), because the Company had failed, since originally losing compliance on October 8, 2010, to regain compliance with such rule by maintaining a bid price for a share of Company common stock of $1.00 or greater. Furthermore, the Company is not entitled to a further grace period within which to regain compliance with such rule because the Company is also not in compliance with Marketplace Rule 5550(a)(5) because the market value of publicly held shares of Company common stock has been below $1,000,000 for 30 consecutive business days.

The Company does not intend to appeal Nasdaq’s determinations. Accordingly, the Company’s common stock will be delisted effective as of the opening of business on April 19, 2011.

A copy of the advisory letter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished with this Report:

99.1	Letter from The Nasdaq Stock Market dated April 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FPB BANCORP, INC.
(Registrant)
       Date: April 12, 2011

/s/ Nancy E. Aumack
Nancy E. Aumack
Chief Financial Officer